UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2005

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2005, Millipore Corporation, through its wholly owned subsidiary Millipore International Holding Company B.V., entered into a Share Purchase Agreement (“SPA”) with Skandia Investments KB, Sten Johansson through Quinda AB, Hakan Samuelsson through Saniel AB, Nils Arthun, Bruno Francois through Bruno Francois Holding and Johann Westman (collectively, the “Sellers”) to acquire from the Sellers over 90 percent of the shares of NovAseptic AB, a Swedish company. Pursuant to the SPA, Millipore has also committed to purchase all of the remaining shares of NovAseptic from the remaining shareholders at the same per share price contained in the SPA. Millipore will pay SEK 648,830,000 in cash for the shares owned by the Sellers, subject to certain post-closing adjustments. The total cost to Millipore for the purchase of 100% of the shares of NovAseptic is expected to be approximately SEK 720,000,000. The SPA contains customary representations, warranties and conditions to closing, including regulatory approval. The closing is expected to occur in the third quarter of 2005. A copy of the SPA is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On July 7, 2005, Millipore issued a press release announcing the SPA. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Title
10.1	Share Purchase Agreement dated July 6, 2005 relating to the sale and purchase of shares in NovAseptic AB

99.1	Press Release issued July 7, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President and General Counsel

Date: July 8, 2005

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement dated July 6, 2005 relating to the sale and purchase of shares in NovAseptic AB

99.1	Press Release issued July 7, 2005